                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 HBO & COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1995

To the Stockholders of HBO & Company:

    Notice is hereby given that the Annual Meeting of Stockholders of HBO & Company will be held on Tuesday, May 9, 1995, at 9:00 A.M., local time, at the offices of the Company at 301 Perimeter Center North, Atlanta, Georgia 30346, for the following purposes:

    1. To elect a Board of Directors consisting of nine members to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

    2. To approve the adoption of the HBO & Company Chief Executive Officer Incentive Plan.

    3. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1995.

    4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    Only stockholders of record at the close of business on March 31, 1995, shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Whether or not you plan to attend the meeting in person, please sign, date and mail your proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By order of the Board of Directors,

                                          James A. Gilbert
                                          SECRETARY

April 3, 1995

                IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
                        COMPLETED AND RETURNED PROMPTLY

                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of HBO & Company (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held on May 9, 1995. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 5, 1995.

    Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by executing a later dated proxy. All shares represented by effective proxies will be voted as specified therein, or, if no direction is indicated, they will be voted in favor of each of the proposals set forth in the notice attached hereto, all of which are more fully described herein.

    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors. Abstentions and broker "nonvotes" will be counted as present in determining whether the quorum requirement is satisfied. A broker "nonvote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal except with respect to the election of Directors, in which case abstentions will have no effect. Broker "nonvotes" are not counted for purposes of determining whether a proposal has been approved.

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview, but will not be compensated for such solicitation. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $9,000 plus expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so. Only stockholders of record as of March 31, 1995, are entitled to vote at the meeting. The number of shares of Common Stock outstanding and entitled to vote as of March 31, 1995, was 32,076,984. Each share is entitled to one vote.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company currently provide that the Board of Directors shall consist of not less than three nor more than fifteen Directors, subject to increase or decrease in such number within legal limits by action of the Board of Directors or stockholders. There are presently nine Directors. Directors shall be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

    In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than nine nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected. All of the nominees are currently Directors of the Company.

    The following sets forth as of March 1, 1995, certain biographical information, present occupation and business experience for the past five years for each of the nominees:

JOHN P. CRECINE              Dr.  Crecine, age 55, has  served as Chief Executive Officer
                             of  Integrated  Digital   Systems,  Inc.,  a   technological
                             services  company, since July 1994.  He was the President of
                             Georgia Institute of Technology from 1987 to July 1994.  Dr.
                             Crecine is a Director of Intermet Corporation. He has been a
                             Director of the Company since 1990.
ALFRED C. ECKERT III         Mr.  Eckert, age 46, has  been President of Greenwich Street
                             Capital Partners,  Inc., a  private investment  firm,  since
                             January 1994 and has been a Partner of Greycliff Partners, a private  investment  firm,  since December  1991.  He  was a
                             Partner of Goldman,  Sachs & Co.,  investment bankers,  from
                             December  1984 to November 1991. Mr. Eckert is a Director of
                             Georgia Gulf  Corporation. He  has been  a Director  of  the
                             Company since 1990.
HOLCOMBE T. GREEN, JR.       Mr. Green, age 55, is the Chairman of the Board of Directors
                             of  the Company and has been a Director of the Company since
                             1987. He  served  in the  capacity  of President  and  Chief
                             Executive  Officer  of  the  Company  from  January  1990 to
                             January 1991. Mr. Green has served as the Chairman and Chief
                             Executive Officer  of  WestPoint  Stevens  Inc.,  a  textile manufacturing  company,  since October  1992. Mr.  Green has been the  Principal  of  Green Capital  Investors,  L.P.,  a private  investment fund, since  October 1987. He  is also a
                             Director of  Georgia  Gulf  Corporation,  Rhodes,  Inc.  and
                             American Buildings Company.
ALTON F. IRBY III            Mr. Irby, age 54, has been a Principal of J O Hambro Magan &
                             Company,  investment bankers, since March  1988 and has also served as Deputy  Chairman since  March 1994.  Mr. Irby  has been a Director of the Company since 1990.

GERALD E. MAYO               Mr.  Mayo, age 62,  has served as  Chairman and President of
                             Midland Financial Services,  Inc., the  holding company  for
                             The Midland Life Insurance Company which is the successor to
                             The  Midland Mutual Life Insurance Company, a life insurance and annuities company, since December 1994. Mr. Mayo  served the  predecessor company in similar capacities for over five years. Mr. Mayo is a Director of Huntington BancShares Inc.,
                             The Columbia Gas System, Inc. and Borror Corporation. He has
                             been a Director of the Company since 1991.
CHARLES W. MCCALL            Mr. McCall,  age 50,  has  been President,  Chief  Executive
                             Officer  and a Director  of the Company  since January 1991.
                             From 1985 until joining the Company, he served as  President and  Chief Executive Officer of CompuServe, Inc., a computer services and communications  company. Mr. McCall  is also  a
                             Director  of SYMIX  Systems, Inc.,  EIS International, Inc.,
                             WestPoint Stevens Inc. and XcelleNet, Inc.
JAMES V. NAPIER              Mr. Napier, age 58, has served as the Chairman of the  Board of  Directors of Scientific-Atlanta,  Inc., a communications equipment manufacturer, since  November 1992  and served  as
                             Acting  Chief Executive  Officer from December  1992 to July
                             1993. From June 1988  to October 1992,  he was Chairman  and
                             President of Commercial Telephone Group, a telecommunication products  company. Mr.  Napier has  been a  private investor since August 1987.  Mr. Napier  is a  Director of  Engelhard
                             Corporation,   Intelligent   Systems   Corporation,   Vulcan
                             Materials Corporation, Summit Communications Group, Inc. and
                             Rhodes, Inc. He  has been  a Director of  the Company  since
                             1981.
CHARLES E. THOELE            Mr.  Thoele, age 59, has been a Consultant to and a Director of Sisters  of  Mercy  Health  Systems,  a  not  for  profit healthcare  system, since  February 1991. From  July 1986 to
                             January 1991, he  served as the  Chief Operating Officer  of
                             Sisters  of  Mercy  Health  Systems. Mr.  Thoele  is  also a
                             Director of  TriCare, Inc.  He has  been a  Director of  the
                             Company since 1989.
DONALD C. WEGMILLER          Mr.   Wegmiller,  age  56,  has  been  President  and  Chief
                             Executive Officer of Management Compensation
                             Group/HealthCare, an  executive and  physician  compensation consulting  firm, since April 1993. He was Vice Chairman and
                             President   of   HealthSpan   Health   Systems   Corporation
                             ("HealthSpan")  from November  1992 to April  1993. From May
                             1987 to November 1992, he was President and Chief  Executive
                             Officer  of  Health One  Corporation, a  healthcare services company that  merged with  HealthSpan.  Mr. Wegmiller  is  a
                             Director of Medical Graphics Corporation, Possis Corporation
                             and  Minnesota Power & Light Company. He has been a Director of the Company since 1988.

    During the year ended December 31, 1994, the Board of Directors held four meetings and one telephonic meeting. The Company has an Audit Committee, a Stock Option and Compensation Committee and an Executive Committee. The Audit Committee, comprised of Dr. Crecine and Messrs. Mayo, Napier and Wegmiller, is responsible for recommending to the Board of Directors the independent public accountants to be retained for the year. The Audit Committee met twice during 1994 with the independent auditors and the Company's management to review internal accounting controls, audit plans and results, and accounting principles and practices. The Stock Option and Compensation Committee, comprised of Messrs. Eckert, Irby and Thoele, met twice during 1994. The Stock Option and Compensation Committee makes recommendations to the Board of Directors concerning the compensation to be paid to all executive officers and Directors and administers the Company's stock option plans. During 1994, the Executive Committee, which acts in the absence of the Board of Directors, held no meetings. The members are Messrs. Green, McCall and Napier. The Company has no nominating committee or other standing committees. During 1994, no member of the Board of Directors attended fewer than 75% of the total of the meetings of the Board of Directors and the committees of which he was a member.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

                           COMPENSATION OF DIRECTORS

    During 1994, Directors who were not officers of the Company received a retainer of $5,000 per quarter and $1,000 for each Board and/or Committee meeting attended, with the exception of the Chairman, Mr. Green, who received $11,000 per quarter plus $1,000 for each Board meeting attended. In addition, nonemployee Directors received annual grants of options to purchase 5,000 shares of Common Stock upon re-election. During 1994, no fees were paid to any Director who was employed by the Company. Officers are appointed by and serve at the pleasure of the Board of Directors. No Director or officer is related to any other Director or officer of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 1, 1995, certain information with respect to all stockholders known to the Company to beneficially own more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by each Director of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and all Directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

        NAME AND ADDRESS              AMOUNT AND NATURE      PERCENT
       OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP   OF CLASS
- ---------------------------------  -----------------------   --------
American Express Financial              2,282,072(1)             7.1%
 Advisors, Inc.
IDS Tower 10
Minneapolis, Minnesota 55440

        NAME AND ADDRESS              AMOUNT AND NATURE      PERCENT
       OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP   OF CLASS
- ---------------------------------  -----------------------   --------
FMR Corp.                               1,774,700(2)             5.6%
82 Devonshire Street
Boston, Massachusetts 02109
Jennison Associates Capital Corp.       2,222,700(3)             6.96%
466 Lexington Avenue
New York, New York 10017
The Prudential Insurance                2,227,825(4)             6.97%
 Company of America
751 Broad Street
Newark, New Jersey 07102

John P. Crecine                            15,000(5)           *
Alfred C. Eckert III                        5,000(6)           *
Holcombe T. Green, Jr.                    724,430(7)             2.27%
Alton F. Irby III                           5,000(6)           *
Gerald E. Mayo                             42,000(8)           *
Charles W. McCall                         667,553(9)             2.09%
James V. Napier                            34,244(10)          *
Charles E. Thoele                          35,000(6)           *
Donald C. Wegmiller                         5,000(6)           *
James A. Gilbert                           40,217(11)          *
Glenn N. Rosenkoetter                      21,888(12)          *
Michael L. Kappel                          11,990(13)          *
Michael W. McCarty                          6,571              *
All Directors and Executive             1,661,668                5.2%
 Officers as a Group
 (16 persons)

- ------------------------
*    Less than 1%

(1) According to the joint Schedule 13G as of December 31, 1994, of American Express Company ("AEC") and American Express Financial Advisors, Inc., formerly IDS Financial Corporation ("AEF"), each of AEC and AEF has shared voting power with respect to 544,300 shares and has shared dispositive power with respect to 2,282,072 shares. Neither has sole voting nor sole dispositive power with respect to such shares. AEC, the parent holding company of AEF, disclaims beneficial ownership of all such shares.

(2) According to the Schedule 13G as of December 31, 1994, of FMR Corp. ("FMR"), FMR has sole dispositive power with respect to all of such shares and neither sole nor shared voting power with respect to any such shares.

(3)  According  to  the  Schedule  13G  as of  December  31,  1994,  of Jennison
     Associates Capital Corp. ("Jennison"), Jennison has sole voting power with respect to 286,200 shares, shared voting power with respect to 1,673,500 shares and shared dispositive power with respect to 2,222,700 shares and has no sole dispositive power with respect to any such shares.

(4)  According  to the Schedule 13G  as of December 31,  1994, of The Prudential
     Insurance Company of America ("Prudential"), Prudential has sole voting power and sole dispositive power with respect to 292,200 shares, shared voting power with respect to 1,674,625 shares and shared dispositive power with respect to 1,935,625 shares.

(5) Includes 5,000 shares that may be acquired through the exercise of presently exercisable stock options.

(6) Represents shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 235,000 shares that Mr. Green may acquire through the exercise of presently exercisable stock options; 5,730 shares held in an IRA for the benefit of Mr. Green; 421,650 shares held by a limited partnership of which Mr. Green's wife is a general partner and with respect to which beneficial ownership is disclaimed, except to the extent of his pecuniary interest therein; and 62,050 shares held by HTG Corp. which is wholly owned by Mr.
     Green.

(8) Includes 31,000 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 20,000 shares owned by Mr. McCall's son and 564,000 shares that Mr. McCall may acquire through the exercise of presently exercisable stock options.

(10) Includes 200 shares owned by Mr. Napier's daughter and 10,000 shares that Mr. Napier may acquire through the exercise of presently exercisable stock options.

(11) Includes  560 shares owned by  Mr. Gilbert's son and  2,000 shares that Mr.
     Gilbert may acquire through the exercise of presently exercisable stock options.

(12) Includes 20,000 shares that may be acquired through the exercise of presently exercisable stock options.

(13) Includes 8,000 shares that may be acquired through the exercise of presently exercisable stock options.

    The Company believes all stock transaction reports for 1994 required to be filed with the Securities and Exchange Commission were timely filed by officers and Directors of the Company except for reports for one transaction for each of Messrs. Gilbert, Kappel and Overton that were filed one day late.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION.

    The following tables set forth certain information as to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during the year ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                         LONG-TERM COMPENSATION
                                                      -----------------------------
                                                                 AWARDS
                                                      -----------------------------
                                                      RESTRICTED
                              ANNUAL COMPENSATION       STOCK         SECURITIES         ALL OTHER
NAME AND PRINCIPAL           ----------------------     AWARDS        UNDERLYING        COMPENSATION
 POSITION              YEAR  SALARY ($)   BONUS ($)     ($)(1)     OPTIONS/SARS (#)         ($)
- ---------------------  ----  ----------   ---------   ----------   ----------------   ----------------
Charles W. McCall      1994     491,667     637,532     112,468        100,000            38,206(2)
 President and Chief   1993     400,000     340,037      60,125                           29,435
 Executive Officer     1992     300,000     300,000                     20,000             9,002
James A. Gilbert       1994     174,417      89,251      15,749         10,000             9,703(3)
 Vice President -      1993     168,000      55,142       9,719                           10,998
 General Counsel and   1992     162,999      81,500                                        5,244
 Secretary
Glenn N. Rosenkoetter  1994     169,167      79,904      14,099         10,000             6,731(4)
 Senior Vice           1993     160,000      52,989       9,347                            9,012
 President -
 Amherst Product       1992     153,999      75,638                                        5,355
 Group, Serving
 Software Group, HBO
 & Company (UK)
Michael L. Kappel      1994     166,833      65,224      11,480         20,000             8,821(5)
 Vice President -      1993     132,000      32,539       5,704         20,000             6,166
 Pathways 2000         1992     n/a
Michael W. McCarty     1994     219,167                                                   11,411(6)
 Executive Vice        1993     210,000      80,356      14,183                            6,166
 President - Sales     1992     129,365      59,000                    200,000

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The dollar value of restricted stock awards for 1994 is calculated by multiplying $35.875, the closing market price of the Company's Common Stock on The Nasdaq Stock Market on February 15, 1995, the date of the grant, by the number of shares awarded, including 3,135; 439; 393 and 320 shares of restricted stock for Messrs. McCall, Gilbert, Rosenkoetter and Kappel, respectively. Such restricted stock will vest fully in two years. Dividends will be paid in accordance with regular quarterly dividends to stockholders of record. The aggregate number of shares of restricted stock held by Messrs. McCall, Gilbert, Rosenkoetter, Kappel and McCarty is 5,721; 857; 795; 320 and 610, respectively, and the value of such shares on the date of grant (based upon the closing market price of the Company's Common Stock) was $172,593; $25,468; $23,446; $17,184 and $14,183, respectively.

(2) Represents $9,371 annual premium paid by the Company on $1,000,000 term life insurance policy, $4,500 in contributions by the Company to the HBO & Company Profit Sharing and Savings Plan, a defined contribution plan (the "Profit Sharing Plan") and $8,501 in contributions by the Company to the HBO & Company Key Employee Supplemental Retirement Plan, a defined contribution type, nonqualified plan ("SERP"), as well as $15,834 in interest under the SERP.

(3) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $3,504 in contributions by the Company to the SERP, as well as $1,699 in interest under the SERP.

(4) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $1,325 in contributions by the Company to the SERP, as well as $906 in interest under the SERP.

(5) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $3,328 in contributions by the Company to the SERP, as well as $993 in interest under the SERP.

(6) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $4,794 in contributions by the Company to the SERP, as well as $2,117 in interest under the SERP.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                           ------------------------------------
                                          % OF TOTAL
                                           OPTIONS/
                            NUMBER OF        SARS
                            SECURITIES    GRANTED TO   EXERCISE
                            UNDERLYING    EMPLOYEES    OR BASE                  GRANT DATE
                           OPTIONS/SARS   IN FISCAL     PRICE     EXPIRATION   PRESENT VALUE
          NAME             GRANTED (#)       YEAR       ($/SH)       DATE          $(5)
- -------------------------  ------------   ----------   --------   ----------  ---------------
Charles W. McCall           100,000(1)       17.75%    $ 29.50    8-16-2004     $2,045,000
James A. Gilbert             10,000(2)        1.77%    $ 20.625   4-21-2004     $  139,400
Glenn N. Rosenkoetter        10,000(3)        1.77%    $ 22.594   2-10-2004     $  151,200
Michael L. Kappel            20,000(4)        3.55%    $ 22.594   2-10-2004     $  302,400
Michael W. McCarty            0

- ------------------------
(1) Option for 100,000 shares becomes exercisable in increments of 33,333 shares on August 16, 1995, and 1996; 33,334 shares become exercisable on August 16, 1997.
(2) Option for 10,000 shares becomes exercisable in increments of 2,000 shares on April 21, 1995, through 1999.
(3) Option for 10,000 shares becomes exercisable in increments of 2,000 shares on February 10, 1995, through 1999.
(4) Option for 20,000 shares becomes exercisable in increments of 4,000 shares on February 10, 1995, through 1999.
(5) The present value was calculated using the Black-Scholes methodology. The Company's future stock performance will not necessarily be consistent with such valuation. The assumptions used to determine the value are as follows:

                                                    CHARLES W.  JAMES A.    GLENN N.     MICHAEL L.
                                                      MCCALL    GILBERT   ROSENKOETTER     KAPPEL
                                                    ----------  --------  ------------   ----------
Fair Market Value On Grant Date...................  $  29.500   $ 20.625    $ 22.594      $ 22.594
Exercise Dates....................................    8/16/04    4/21/04     2/10/04       2/10/04
Risk-Free Rate (10-Year U.S. Treasury Strip as of
 Grant Date)......................................       7.53 %     7.33%       6.23%         6.23%
Volatility (5-Year Closing Price Volatility)......       0.54       0.55        0.55          0.55
Annual Dividend Yield/Share.......................      $0.16      $0.16       $0.16         $0.16
Discount For Forfeitures..........................          0 %        0%          0%            0%
Discount For Nontransferability...................          0 %        0%          0%            0%

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                SECURITIES            VALUE OF
                                                                UNDERLYING          UNEXERCISED
                                                                UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS/SARS         OPTIONS/SARS
                                                                 AT FY-END         AT FY-END ($)
                       SHARES ACQUIRED                         EXERCISABLE/         EXERCISABLE/
        NAME           ON EXERCISE(#)    VALUE REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
- ---------------------  ---------------   ------------------   ---------------  ----------------------
Charles W. McCall          132,000           $4,141,500       492,000/332,000  $15,295,500/$7,555,000
James A.Gilbert             14,500             $427,750         25,500/10,000       $748,500/$137,500
Glenn N. Rosenkoetter       18,000             $527,625         18,000/10,000       $527,625/$117,813
Michael L. Kappel            5,000             $156,875          4,000/36,000        $97,500/$625,626
Michael W. McCarty          40,000           $1,037,500           -0-/120,000         $-0-/$3,112,500

    CHANGE IN CONTROL ARRANGEMENTS. The Company has one compensatory arrangement with its executive officers that will result from a change in control of the Company. Under the stock option agreements ("Option Agreements") with each of the Company's executive officers named in the table under "Summary Compensation Table" ("Optionees"), in the event there is a Change of Control (as defined below) of the Company and either (i) the Optionee's employment by the Company is terminated involuntarily by the Company or (ii) the Optionee terminates his employment with the Company for Good Reason (as defined below), then the Option Agreement shall not terminate but rather the Optionee shall have the immediate right to exercise the option with respect to all shares granted pursuant thereto at any time whether or not then otherwise exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values." Further, should such Change of Control result in the termination of the Option Agreement without the simultaneous conversion of the option into options to purchase like stock of the Company or a corporation acquiring or succeeding to the rights of the Company in such Change of Control, upon terms substantially similar to those described therein, the option shall vest immediately. Generally, "Change of Control" includes certain tender offers, the sale of substantially all of the Company's assets, acquisition by any person of 40% or more of the outstanding voting securities of the Company and certain changes in the membership or composition of the Board of Directors of the Company.

    Generally, termination by an Optionee for "Good Reason" following a Change of Control includes certain changes in the Optionee's duties, certain salary reductions or cessation of bonus plans in which the Optionee participates, certain relocations or failure of the Company to continue in effect certain benefit and compensation plans.

    EMPLOYMENT AGREEMENTS. The Company has an Employment Agreement with Mr. McCarty which provides for a minimum annual base salary of $200,000. In addition, he is entitled to receive an incentive bonus based on the achievement of goals to be determined by the Board of Directors. Since it will be based upon performance, this amount could vary from year to year. Mr. McCarty's employment will continue at the discretion of the Board of Directors and may be terminated by either party at any time. However, in the event of Mr. McCarty's termination by the Company for any reason other than fraud or dishonesty, he is entitled to $200,000 in severance pay.

               REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

    The Stock Option and Compensation Committee (the "Committee") believes the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes a significant portion of compensation should be incentive-based. In addition, the Committee believes it is important to reward not only individual performance and achievement, but also to focus on overall corporate results. This latter objective serves the dual purposes of encouraging teamwork among executives and also supports the Company's objective of creating stockholder value.

ELEMENTS OF THE PROGRAM

    Total executive compensation consists of three key components: base salaries, short-term incentive compensation ("Management Incentive Plan"), and long-term incentives ("Stock Options"). Compensation objectives vary by component of pay. Each of these elements, and the Company's competitive objective for that element, is described in more detail below.

BASE SALARIES

    For 1994, base salaries for all executive officers other than the CEO were targeted at the size-adjusted market median (50th percentile). For this purpose, the "market" consisted of a group of computer software and hardware companies whose businesses are considered somewhat similar to the Company's and with whom the Company competes for executive talent. These companies are different from those included in the stock price performance graph elsewhere in this proxy statement since the Company believes the market for executive talent extends to a broader group of companies than those included in the stock price performance graph.

    Individual base salary increases for all executive officers other than the CEO were based on a review of this market data, the actual salaries of the executives and the CEO's recommendation. Factors considered by the CEO in making recommendations for increases included, but were not limited to, levels of responsibility, prior experience and on-the-job performance. No specific weight was assigned to these factors. As a group, salaries for the executive officers (other than the CEO) were slightly above the size-adjusted market median of the comparable companies.

SHORT-TERM INCENTIVES

    The Management Incentive Plan (the "MIP"), which was adopted by the Committee in 1993, was designed by a third party consulting firm. This plan covers approximately 140 management personnel, including all executive officers other than the CEO (whose incentive compensation is described below). The Committee believes this plan promotes the Company's philosophy of having a substantial portion of executive pay "at-risk."

    Awards for 1994 performance under the MIP were based on achievement of Corporate Earnings Per Share (EPS) results, as well as individual performance measures. A bonus pool is funded based on whether annual EPS goals are achieved at the "threshold," "target" or "stretch" levels. The Committee believes that measuring EPS is the best way to take stockholder expectations into account in motivating executives.

    The individual performance measures for each of the named executive officers (other than the CEO) generally are financial items such as operating income, business unit revenues, etc. and also goals based on specific job responsibilities or measures related to market share. In all cases, the measures are quantifiable and measurable. "Threshold," "target" and "stretch" performance levels also are established for each individual measure. (No payouts will be made if the specific goals established for each executive officer are not achieved.) Weightings for each measure varied somewhat among the executives, but generally ranged from 40% to 50% for operating income goals, from 20% to 40% for revenue goals and from 10% to 30% for goals related to specific job responsibilities and/or market share. Based on whether the individual performance goals are achieved, and on the EPS results, actual awards may vary above or below target levels. Maximum awards are 150% of target awards.

    Payouts from the EPS bonus pool are made only to the extent that EPS results are at or above the threshold performance level. If the EPS pool is not large enough to pay all awards otherwise earned, each participant's award is decreased on a pro rata basis. Therefore, the actual payouts to participants depend jointly on each person's success in achieving their individual goals and on the Company's EPS results.

    Target awards for 1994 for each executive officer (other than the CEO) were set at 40% of base salary, which is essentially at the median of the market. For 1994, EPS results were at the maximum level and thus the bonus pool was funded at the maximum level. Individual performance among the named executive officers (other than the CEO) varied, with one officer earning a maximum bonus, two officers earning bonuses above target but below maximum and one officer not earning a bonus for 1994.

    Awards earned are paid in cash (85%) and restricted stock (15%) after year-end. Each restricted stock award is subject to forfeiture if the executive's employment is terminated other than by reason of death, disability or retirement within two years of the date of grant. The restricted stock awards were structured as an incentive to participants to maximize the long-term return to stockholders. They also are intended to encourage retention among executives considered key to the Company's success.

LONG-TERM INCENTIVES

    In 1994, the Committee made stock option awards to three of the four named executives (other than the CEO). In making these grants, the Committee considered competitive market information on long-term incentive awards for comparable positions, existing stock holdings, each executive's individual performance and the competitiveness of the executive's overall pay package. No specific weighting was assigned to these factors by the Committee. Because the Committee has not established a competitive objective for this component of pay, the number of shares granted to each executive was discretionary.

SPECIFICS OF CEO COMPENSATION

    The Committee considers essentially the same factors in determining the CEO's base salary increase as are considered in determining increases in base salary for other executive officers. The Committee believed that the CEO's contribution to the Company's 1993 performance was significant based on its review (without specific weighting) of such factors as revenue growth, accomplishment of strategic business objectives and EPS results. Accordingly, the Committee increased the CEO's salary from $400,000 for 1993 to $500,000 for 1994. His base compensation thus was set by the Committee at a level above the 50th percentile, which the Committee considered commensurate with his performance.

    The CEO's bonus for 1994 was based solely on EPS results. The CEO's bonus target was 100% of salary in 1994, which was established to be extremely competitive with target bonuses for others in similar positions. Earnings per share for 1994 was at the maximum level required; thus, the CEO earned the maximum bonus payout (150% of salary, or $750,000). Of this amount, $637,532 was paid in cash after year-end; the balance was deferred in the form of restricted stock.

    The CEO was granted an option to buy 100,000 shares of the Company's stock. The Committee determined the size of this grant based on a review of competitive data and on its assessment of the CEO's performance during the year as measured by revenue growth, accomplishment of strategic objectives and earnings per share results. Because these factors were considered in general, they were not subject to any specific weighting.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement unless certain requirements are met. To ensure the deductibility of amounts in connection with exercises of stock options, the Committee approved an amendment of the 1990 Plan that sets a maximum number of shares issuable during any two-year period to any optionee.

    To preserve tax deductions related to executive compensation, the Company asked for, and received, stockholder approval for the amendment to the 1990 Plan and for the terms of the CEO's performance-based compensation for 1994.

                                          ALFRED C. ECKERT III
                                          ALTON F. IRBY III
                                          CHARLES E. THOELE

                           COMPANY PERFORMANCE GRAPH

    The following graph shows a five year comparison of cumulative total returns for the Company's Common Stock, the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Computer and Data Processing Services Stocks. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                 HBO & COMPANY
             PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
                PRODUCED ON 03/01/95 INCLUDING DATA TO 12/30/94

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                COMPANY INDEX              MARKET INDEX               PEER INDEX
12/29/89                     100.00                    100.00                    100.00
1/31/90                       86.56                     91.35                     96.17
2/28/90                       78.99                     93.86                    102.73
3/30/90                       72.75                     96.58                    109.26
4/30/90                       67.68                     93.41                    105.23
5/31/90                       92.21                    102.21                    125.24
6/29/90                       75.83                    102.97                    130.53
7/31/90                       68.16                     97.80                    113.71
8/31/90                       50.27                     85.46                     98.85
9/28/90                       44.81                     77.37                     88.37
10/31/90                      27.57                     74.32                     86.73
11/30/90                      35.33                     81.40                    101.40
12/31/90                      42.76                     84.92                    106.53
1/31/91                       48.87                     94.32                    129.62
2/28/91                       47.12                    103.39                    139.06
3/28/91                       51.15                    110.30                    146.62
4/30/91                       58.20                    111.01                    142.34
5/31/91                       57.32                    116.09                    151.01
6/28/91                       44.62                    109.03                    138.18
7/31/91                       41.94                    115.47                    151.38
8/30/91                       46.40                    121.20                    168.94
9/30/91                       52.33                    121.65                    172.98
10/31/91                      73.99                    125.68                    189.80
11/29/91                      77.60                    121.47                    185.49
12/31/91                      84.51                    136.28                    214.70
1/31/92                       93.60                    144.28                    228.74
2/28/92                       95.42                    147.55                    233.42
3/31/92                       98.69                    140.60                    216.57
4/30/92                      133.41                    134.58                    202.56
5/29/92                      132.50                    136.34                    208.90
6/30/92                      108.37                    130.93                    190.09
7/31/92                      131.33                    135.56                    195.92
8/31/92                      122.15                    131.41                    190.99
9/30/92                      119.03                    136.29                    203.87
10/30/92                     164.25                    141.66                    221.44
11/30/92                     167.94                    152.93                    233.53
12/31/92                     190.73                    158.58                    231.00
1/29/93                      183.32                    163.10                    241.34
2/26/93                      158.32                    156.99                    229.71
3/31/93                      177.40                    161.56                    242.07
4/30/93                      151.40                    154.66                    225.50
5/28/93                      180.19                    163.87                    244.02
6/30/93                      201.22                    164.64                    242.21
7/30/93                      242.21                    164.85                    222.63
8/31/93                      266.43                    173.37                    229.47
9/30/93                      276.31                    178.49                    243.32
10/29/93                     292.18                    181.44                    247.47
11/30/93                     304.31                    176.03                    246.14
12/31/93                     344.12                    180.93                    244.59
1/31/94                      360.01                    186.42                    257.90
2/28/94                      349.73                    184.72                    259.99
3/31/94                      374.34                    173.35                    248.04
4/29/94                      393.06                    171.11                    247.86
5/31/94                      404.29                    171.55                    259.14
6/30/94                      378.62                    165.29                    242.75
7/29/94                      427.35                    168.68                    243.61
8/31/94                      491.08                    179.42                    269.75
9/30/94                      510.47                    178.96                    270.82
10/31/94                     487.95                    182.41                    298.63
11/30/94                     474.81                    176.36                    294.05
12/30/94                     516.68                    176.91                    297.90

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and HTG Corp., a corporation owned by Holcombe T. Green, Jr., Chairman of the Board of the Company, each purchased a half interest in an airplane for an aggregate acquisition cost of $1.5 million, which they operate pursuant to a Co-Ownership Agreement dated as of July 15, 1993 (the "Co-Ownership Agreement"). Pursuant to the Co-Ownership Agreement, each party paid one-half of the acquisition cost as well as one-half of the initial readiness costs, an aggregate of $217,000, (together with the acquisition cost, the "Initial Costs"). Each party pays its own direct operating costs for use of the airplane. All fixed costs are allocated based on the percentage of actual use except that the Co-Ownership Agreement provides that HTG Corp. shall be deemed to have used the airplane for 200 hours and the Company shall be deemed to have used the airplane for 100 hours annually if actual use is less than such hours in either case ("Percentage of Use"). Payments made by either party on behalf of the other party are reimbursed at year-end based upon the Percentage of Use. For the year ended December 31, 1994, the Percentages of Use of HTG Corp. and the Company were deemed to have been 67% and 33%, respectively, for a cost of $383,225 and $226,225, respectively, for fixed and direct expenses. Pursuant to the Co-Ownership Agreement, the Company has the right to cause HTG Corp. to purchase its interest in the airplane for the lesser of one-half of the fair market value or the Company's portion of the Initial Costs.

    In December 1993, the Company and HTG Corp. jointly signed a Note in favor of a third-party lender to evidence borrowings of $1.2 million secured by the airplane. The proceeds of such Note were delivered to HTG Corp. in consideration of its agreement to pay all principal and interest due under the Note and to indemnify the Company in connection therewith. At December 31, 1994, $1.2 million in borrowings remained outstanding.

    In December 1993, the Company through its subsidiary HBO & Company of Georgia ("HBO-GA") invested $7 million in a limited partnership interest (the "LPI Interest") in WPS Investors, L.P., an investment limited partnership, the sole general partner of which is HTG Corp. In connection with such investment, Green Capital Investors, L.P. ("GCI"), a limited partnership having as its general partner a second limited partnership the sole general partner of which is HTG Corp., agreed that upon receipt of written notice from the Company during the ten days following February 8, 1994, GCI would purchase the LPI Interest for the amount invested by the Company, plus interest at the applicable rate under the Company's senior debt facilities plus 5%. The Company exercised its option to put its $7 million investment back to the investors and the sale was effective July 1, 1994. As part of the consideration, the Company received a promissory note due December 31, 1994, from GCI for $4,004,023.10, plus interest at 9%. The promissory note, including all accrued interest, was paid in full on December 1, 1994.

    During 1994, St. John's Mercy Medical Center paid the Company $633,036 for information systems and services. Mr. Thoele, a Director of the Company, is a Consultant to and a Director of St. John's parent corporation, Sisters of Mercy Health Systems.

                           APPROVAL OF HBO & COMPANY
                     CHIEF EXECUTIVE OFFICER INCENTIVE PLAN

    On February 14, 1995, the Compensation Committee adopted the Chief Executive Officer Incentive Plan (the "CEO Plan"). The Company's full Board of Directors, on the same day, duly approved and adopted the CEO Plan and recommended its approval by the stockholders. If approved by the stockholders, the CEO Plan would provide "performance-based" compensation to the Company's Chief Executive Officer (the "CEO").

    Provisions of the CEO Plan are summarized below. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the CEO Plan, a copy of which is attached hereto as Exhibit A.

    Participation in the CEO Plan is limited to the Company's Chief Executive Officer. Under the CEO Plan, an annual cash bonus will be paid to the Company's Chief Executive Officer only if targeted earnings per share have been met for the year. The CEO Plan will be administered by the Stock Option and Compensation Committee (the "Compensation Committee").

    At the beginning of each calendar year (and no later than March 30), the Compensation Committee will establish a table specifying the bonus amount payable under discrete points of achievement in the Company's earnings per share for such year (hereinafter this table shall be referred to as the "Earnings Per Share Bonus Table"). Earnings per share shall mean the fully diluted earnings per share for the calendar year as reported in the Company's annual report. As soon as practicable after the end of each calendar year, the Compensation Committee shall meet to review, approve and certify the earnings per share results for the year and to determine and certify the bonus amount payable to the CEO under the Earnings Per Share Bonus Table. In no event shall the bonus amount payable to the CEO for a year exceed $1,500,000.

    Based upon the Earnings Per Share Bonus Table established by the Compensation Committee for 1995, and assuming approval by stockholders of the CEO Plan, the following table summarizes the maximum bonus that will be payable to the CEO for 1995 assuming the highest earnings per share target is met.

                               NEW PLAN BENEFITS

NAME AND POSITION                                              DOLLAR VALUE($)
- -------------------------------------------------------------  ---------------
Charles W. McCall............................................   $     787,500
  President and Chief Executive Officer

    In the event the CEO's employment is terminated due to death, retirement or permanent disability, the CEO shall receive a reduced bonus amount to reflect participation prior to such event. In the event the CEO's employment is terminated for reasons other than death, retirement or permanent disability, all rights to any bonus amount shall be forfeited. In the event of a Change in Control (as defined in "Executive Compensation -- Change In Control Arrangements"), the CEO shall be entitled to the maximum bonus amount payable under the Earnings Per Share Bonus Table prorated to reflect the portion of the calendar year prior to the Change in Control.

    It is intended that the bonus amount paid to the CEO under the CEO Plan will constitute "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's top executives. Performance-based compensation is not taken into account in determining whether the $1 million threshold has been exceeded.

    The Company will not implement the CEO Plan without the requisite stockholder approval. If the stockholders approve the CEO Plan, it will become effective as of January 1, 1995, and remain effective through calendar year 1999, subject to the right of the Board of Directors to terminate the CEO Plan, on a prospective basis, at any time.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
              HBO & COMPANY CHIEF EXECUTIVE OFFICER INCENTIVE PLAN

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1995. The Board of Directors recommends that such appointment be ratified.

    Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR
        ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be presented at the 1996 Annual Meeting must be forwarded in writing and received at the principal executive office of the Company no later than December 7, 1995, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders to be held in 1996. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                          James A. Gilbert
                                          SECRETARY

April 3, 1995

                                   APPENDIX I
                                 HBO & COMPANY
                     CHIEF EXECUTIVE OFFICER INCENTIVE PLAN

1. PURPOSE. The purpose of the Chief Executive Officer Incentive Plan (the "Plan") of HBO & Company (the "Company") is to promote the long-term success of the Company by providing its chief executive officer with incentives and rewards for superior performance. The Plan is intended to provide performance-based compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

2. EFFECTIVE DATE. Subject to its approval by the stockholders, this Plan shall become effective January 1, 1995, and shall remain effective through calendar year 1999, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, or any successor provision, and subject to the right of the Board of Directors (the "Board") of the Company to terminate the Plan, on a prospective basis only, at any time.

3.   ELIGIBILITY.  Participation  in the Plan is  limited to the Chief Executive
    Officer  of  the  Company,   who  shall  hereinafter   be  referred  to   as
    "Participant".

4.  BONUS AMOUNT.

    4.1 At the beginning of each calendar year (and no later than March 30), the Committee (as defined in Section 10) shall meet in order to establish a table specifying the bonus amount payable under discrete points of achievement in the Company's earnings per share for such year (hereinafter this table shall be referred to as the "Earnings Per Share Bonus Table"). Earnings per share shall mean the fully diluted earnings per share for the calendar year determined in accordance with generally accepted accounting principles as reported in the Company's annual report.

    4.2 As soon as practicable after the end of each calendar year, the Committee shall meet to review, approve and certify the earnings per share results for the year and to determine and certify the bonus amount payable to the Participant under the Earnings Per Share Bonus Table.

    4.3 Notwithstanding any other provision of the Plan to the contrary, in no event shall the bonus amount payable to a Participant for a year exceed $1,500,000.

5. PAYMENT OF BONUS. Except in the event that Section 6 or Section 7 applies, a Participant's bonus shall be paid in cash within 30 days after written certification by the Committee of the bonus amount payable to the Participant.

6.  TERMINATION OF EMPLOYMENT.

    6.1 In the event a Participant's employment is terminated due to death, retirement or permanent disability, the Participant shall receive a reduced bonus amount to reflect participation prior to such event. This reduced bonus amount shall be determined by multiplying the bonus amount determined under the Earnings Per Share Bonus Table for such year by a fraction: the numerator of which is the number of days that the Participant was employed by the Company for such year and the denominator of which is 365. The bonus amount thus determined shall be payable in the same manner as provided for in Section 5.

    6.2 In the event a Participant's employment is terminated for reasons other than death, retirement or permanent disability, all rights to any bonus amount shall be forfeited.

7.  CHANGE IN CONTROL.

    7.1 In the event of a Change in Control (as defined in the Nonqualified Stock Option Agreement between the Company and the Participant dated January 27,
1991),  the Participant shall be entitled to the amount determined under Section
7.2 below, provided that the Participant is employed by the Company on the date of the Change in Control. Such payment shall be made no later than 30 days after the effective date of the Change in Control and shall be payment in full of all obligations of the Company under the Plan for such year.

    7.2 The amount of the payment to be made as a consequence of a Change in Control shall be the maximum bonus amount payable under the Earnings Per Share Bonus Table for such year multiplied by a fraction: the numerator of which is the number of days in the calendar year prior to the Change in Control and the denominator of which is 365.

8. BENEFICIARIES AND TRANSFERABILITY. A Participant shall have the right to designate in writing a beneficiary or beneficiaries to receive such Participant's rights under the Plan upon the Participant's death or to change a prior beneficiary designation without the consent of the prior beneficiary or beneficiaries. The rights of a Participant under this Plan shall be nontransferable and nonassessable.

9.   TAX WITHHOLDING.   The Company shall  have the right  to deduct or withhold
    amounts sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any bonus.

10. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee approved by the Board (the "Committee"). The Stock Option and Compensation Committee of the Board shall be the Committee for so long as its membership shall consist solely of two or more outside directors, as defined under
    Section 162(m) of the Code and the underlying regulations, each of whom shall be appointed by the Board. If the membership of the Stock Option and Compensation Committee at any time does not meet such requirements, the Board shall promptly form a separate committee to administer the Plan that does comply with the requirements of Section 162(m) of the Code. The Committee shall administer, interpret and amend the Plan provisions in compliance with the intent of the Plan and any applicable laws, regulations and other governmental authority. To the extent any amendment to the Plan would require stockholder approval in order for compensation paid pursuant to the Plan to continue to qualify as "performance-based" compensation under
    Section 162(m) of the Code, such amendment shall not be effective until stockholder approval is received.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF HBO & COMPANY FOR THE ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 9, 1995

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1.  To elect nine Directors.
    FOR all nominees listed below (except  WITHHOLD AUTHORITY to vote for all
    as instructed below)  / /              nominees listed below  / /

John P. Crecine, Alfred C. Eckert III, Holcombe T. Green, Jr., Alton F. Irby III, Gerald E. Mayo, Charles W. McCall, James V. Napier, Charles E. Thoele, Donald C. Wegmiller.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:

- --------------------------------------------------------------------------------

2. To approve the adoption of the HBO & Company Chief Executive Officer Incentive Plan.
                    FOR  / /              AGAINST  / /              ABSTAIN  / /
3. To ratify appointment of Arthur Andersen LLP, as independent public accountants.
                    FOR  / /              AGAINST  / /              ABSTAIN  / /

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby appoints Holcombe T. Green, Jr. and James A. Gilbert, or either of them, with full power of substitution as proxy holders to represent and to vote as designated on the reverse hereof, the Common Stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 9, 1995, or any postponement of adjournment thereof.
                                              __________________________________
                                                   Signature of Stockholder
                                              __________________________________
                                                   Signature of Stockholder
                                              Dated ______________________, 1995

                                              IMPORTANT:  Sign  exactly  as your
                                              name appears  at left.  Give  full
                                              title  of executor, administrator,
                                              trustee,  guardian,   etc.   Joint
                                              owners should each sign
                                              personally.